UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 28, 2006

EDGEN MURRAY CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	333-124543	13-3908690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18444 Highland Road, Baton Rouge, LA	70809
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (225) 756-9868

Edgen Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – OTHER EVENTS.

Effective December 31, 2006, Edgen Corporation completed a merger of its subsidiaries, Edgen Louisiana Corporation, Edgen Alloy Products Group, L.L.C. and Edgen Carbon Products Group, L.L.C., with and into Edgen Corporation. Edgen Corporation is the surviving entity in the merger and has changed its name to “EDGEN MURRAY CORPORATION”. There was no change in the directors, officers or business of Edgen Corporation as a result of the merger. Effective, December 26, 2006, Edgen Corporation’s remaining subsidiary, Edgen Canada Inc. changed its name to “EDGEN MURRAY CANADA INC.”

On December 28, 2006, Edgen Corporation and its subsidiaries amended their Amended and Restated Loan and Security Agreement, dated February 1, 2005, with GMAC Commercial Finance LLC to reflect the merger, including that Edgen Corporation has become the borrower rather than the guarantor thereunder.

The description of the amendment set forth above is qualified in its entirety by the amendment, a copy of which is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01. - FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
99.1	Consent, Joinder and Amendment No. 2 to Amended and Restated Loan and Security Agreement dated as of December 28, 2006, by and among Edgen Corporation, Edgen Louisiana Corporation, Edgen Alloy Products Group, L.L.C., Edgen Carbon Products Group, L.L.C. and GMAC Commercial Finance LLC

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGEN MURRAY CORPORATION

Dated: January 3, 2007	By:	/s/ David L. Laxton, III
David L. Laxton, III
Chief Financial Officer

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Exhibit Index

Exhibit No.	Description
99.1	Consent, Joinder and Amendment No. 2 to Amended and Restated Loan and Security Agreement dated as of December 28, 2006, by and among Edgen Corporation, Edgen Louisiana Corporation, Edgen Alloy Products Group, L.L.C., Edgen Carbon Products Group, L.L.C. and GMAC Commercial Finance LLC

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